CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 29, 2021, relating to the financial statements and financial highlights of PFG Active Core Bond Strategy Fund, PFG American Funds Conservative Income Strategy Fund, PFG American Funds Growth Strategy Fund, PFG Balanced Strategy Fund, PFG BNY Mellon Diversifier Strategy Fund, PFG BR Equity ESG Strategy Fund, PFG Equity Strategy Fund, PFG Fidelity Institutional AM Equity Index Strategy Fund, PFG Fidelity Institutional AM Equity Sector Strategy Fund, PFG Global Strategy Fund, PFG JP Morgan Tactical Aggressive Strategy Fund, PFG JP Morgan Tactical Moderate Strategy Fund, PFG Meeder Tactical Strategy Fund, PFG MFS Aggressive Growth Strategy Fund, PFG Tactical Income Strategy Fund, each a series of Northern Lights Fund Trust, for the year ended April 30, 2021, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

August 25, 2021